UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

622 Broadway, New York, New York	10012
(Address of principal executive offices)	(Zip Code)

(646) 536-2842

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

On April 15, 2010, Take-Two Interactive Software, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) in New York, New York. As of the record date for the Annual Meeting, the Company had 84,551,370 shares of Common Stock issued and outstanding. At the Annual Meeting, 67,244,710 shares of Common Stock were represented in person or by proxy. The following matters were submitted to a vote of the stockholders at the Annual Meeting:

(a)

Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2011 and until their respective successors have been duly elected and qualified were as follows:

	For	Withhold
Strauss Zelnick	57,789,173	3,068,557
Robert A. Bowman	57,686,500	3,171,230
SungHwan Cho	59,652,664	1,205,066
Michael Dornemann	56,725,000	4,132,730
Brett Icahn	59,617,749	1,239,981
J Moses	56,619,749	4,237,981
James M. Nelson	59,653,956	1,203,774
Michael Sheresky	56,720,847	4,136,883

There were 6,386,980 Broker Non-Votes for the directors.

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors, for a term expiring at the annual meeting of stockholders in 2011 and until their respective successors have been duly elected and qualified.

(b)

Votes regarding the approval of an amendment to the 2009 Stock Incentive Plan to increase the available shares reserved thereunder by 2,750,000 were as follows:

For	Against	Abstain	Broker Non-Votes
48,176,094	12,655,034	26,602	6,386,980

Based on the votes set forth above, the amendment to the 2009 Stock Incentive Plan to increase the available shares reserved thereunder by 2,750,000 was duly approved by our stockholders.

(c)

Votes regarding ratification of the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending October 31, 2010, were as follows:

For	Against	Abstain
66,951,230	257,538	35,942

Based on the votes set forth above, the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the fiscal year ending October 31, 2010 was duly ratified by our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.
(Registrant)

By:	/s/ Daniel P. Emerson
Daniel P. Emerson
Senior Vice President, Associate General Counsel and Secretary

Date:  April 16, 2010